Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our reports dated February 28, 2003, except for notes 2 and 8 which are as of March 19, 2003, relating to the consolidated financial statements and financial statement schedule of Hexcel Corporation, which appear in Hexcel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Stamford, Connecticut
April 29, 2003